                                                                               .
                                                                               .
                                                                               .
                                                                   Exhibit 99.22

                                  JADEON, INC.
                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheets - March 31, 2005 (Unaudited),
   December 31, 2004 and 2003                                                F-3

Statements of Operations - For the Three Months Ended
   March 31, 2005 and 2004 (Unaudited); and For the Years Ended
   December 31, 2004 and 2003                                                F-4

Statements of Stockholder's Equity (Deficit) - For the Three Months
   Ended March 31, 2005 (Unaudited); and For the Years Ended
   December 31, 2003 and 2004                                                F-5

Statements of Cash Flows - For the Three Months Ended
   March 31, 2005 and 2004 (Unaudited); and For the Years Ended
   December 31, 2004 and 2003                                                F-6

Notes to Financial Statements                                                F-8

  HANSEN, BARNETT & MAXWELL                   REGISTERED WITH THE PUBLIC COMPANY
  A PROFESSIONAL CORPORATION                      ACCOUNTING OVERSIGHT BOARD
CERTIFIED PUBLIC ACCOUNTANTS
             AND                                   an independent member of
     BUSINESS CONSULTANTS                      (BAKER TILLY INTERNATIONAL LOGO)

  5 TRIAD CENTER, SUITE 750
SALT LAKE CITY, UT 84180-1128
    PHONE: (801) 532-2200
     FAX: (801) 532-7944
       WWW.HBMCPAS.COM

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Jadeon, Inc.

We have audited the accompanying balance sheets of Jadeon, Inc. (the Company) as of December 31, 2004 and 2003, and the related statements of operations, stockholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board of the United States of America and in accordance with the auditing standards of the Public Company Accounting Oversight Board of the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jadeon, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                        HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
August 18, 2005

                                  JADEON, INC.
                                 BALANCE SHEETS

                                                                            DECEMBER 31,
                                                          MARCH 31,   -----------------------
                                                             2005        2004         2003
                                                         -----------  ----------   ----------
                                                         (unaudited)
ASSETS

Current assets:
Cash and cash equivalents                                $  422,726   $  263,976   $  162,283
Accounts receivable, net of allowance of
   $276,865 (unaudited), $276, 865 and
   $248,268, respectively                                   786,528    1,158,854      969,898
Inventories, net of allowance of $419,179 (unaudited),
   $419,179 and $306,435, respectively                      330,292      226,607      155,764
Prepaid expenses and other current assets                    48,353       33,833       50,042
                                                         ----------   ----------   ----------
Total current assets                                      1,587,899    1,683,270    1,337,987
Property and equipment, net                                 154,714      156,319      226,681
Other assets                                                  4,950        4,950        3,950
                                                         ----------   ----------   ----------
Total assets                                             $1,747,563   $1,844,539   $1,568,618
                                                         ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable                                         $  737,914   $  732,457   $  784,488
Accrued liabilities                                         178,631      257,923      192,828
Deferred revenue                                          1,655,433    1,603,525    1,201,362
Current portion of long-term debt                            12,927       27,908       25,738
                                                         ----------   ----------   ----------
Total current liabilities                                 2,584,905    2,621,813    2,204,416
Long-term debt, net of current portion                        3,480      167,138      196,269
                                                         ----------   ----------   ----------
Total liabilities                                         2,588,385    2,788,951    2,400,685
                                                         ----------   ----------   ----------
Commitments and contingencies (Notes 5 and 8)                    --           --           --

Stockholders' deficit:
Common stock - no par value; 25,000 shares
   authorized; 5,100 shares issued and outstanding            5,000        5,000        5,000
Accumulated deficit                                        (845,822)    (949,412)    (837,067)
                                                         ----------   ----------   ----------
Total stockholders' deficit                                (840,822)    (944,412)    (832,067)
                                                         ----------   ----------   ----------
Total liabilities and stockholders' deficit              $1,747,563   $1,844,539   $1,568,618
                                                         ==========   ==========   ==========

                 See accompanying notes to financial statements

                                  JADEON, INC.
                            STATEMENTS OF OPERATIONS

                                                                      THREE MONTHS ENDED              YEARS ENDED
                                                                           MARCH 31,                 DECEMBER 31,
                                                                   -------------------------   ------------------------
                                                                       2005          2004          2004         2003
                                                                   -----------   -----------   -----------   ----------
                                                                   (unaudited)   (unaudited)
Revenues:
Hardware and software                                              $1,809,995    $1,199,226    $ 6,493,143   $4,373,466
Services                                                            1,035,731       845,306      4,100,157    2,640,365
                                                                   ----------    ----------    -----------   ----------
Total revenues                                                      2,845,726     2,044,532     10,593,300    7,013,831
                                                                   ----------    ----------    -----------   ----------
Cost of sales:
Hardware and software                                               1,286,388       874,090      4,914,737    3,278,707
Services                                                              888,074       740,913      3,334,860    2,808,241
                                                                   ----------    ----------    -----------   ----------
Total cost of sales                                                 2,174,462     1,615,003      8,249,597    6,086,948
                                                                   ----------    ----------    -----------   ----------
Gross profit                                                          671,264       429,529      2,343,703      926,883
                                                                   ----------    ----------    -----------   ----------
Expenses:
Selling and marketing                                                 230,431       264,261      1,349,227      860,283
General and administrative                                            308,520       292,091      1,003,652      872,495
Depreciation and amortization                                          24,900        20,520         97,921       47,939
                                                                   ----------    ----------    -----------   ----------
Total expenses                                                        563,851       576,872      2,450,800    1,780,717
                                                                   ----------    ----------    -----------   ----------
Income (loss) from operations                                         107,413      (147,343)      (107,097)    (853,834)
Other income (expenses):
Other income                                                              280           267         11,997           --
Other expenses                                                             --            --             --         (650)
Interest expense                                                       (4,103)       (3,451)       (17,245)      (7,432)
                                                                   ----------    ----------    -----------   ----------
Income (loss) before income taxes                                     103,590      (150,527)      (112,345)    (861,916)
Income tax (expense) benefit                                               --            --             --           --
                                                                   ----------    ----------    -----------   ----------
Net income (loss)                                                  $  103,590    $ (150,527)   $  (112,345)  $ (861,916)
                                                                   ==========    ==========    ===========   ==========
Earnings (loss) per share-- basic and diluted                      $    20.31    $   (29.52)   $    (22.03)  $  (169.00)
                                                                   ==========    ==========    ===========   ==========
Weighted average number of shares outstanding--basic and diluted        5,100         5,100          5,100        5,100
                                                                   ==========    ==========    ===========   ==========

                 See accompanying notes to finanical statements

                                  JADEON, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 DECEMBER 31, 2003 AND 2004, AND MARCH 31, 2005

                                        COMMON STOCK
                                      ---------------    RETAINED
                                      SHARES   AMOUNT    EARNINGS     TOTAL
                                      ------   ------   ---------   ---------
Balance, January 1, 2003               5,100   $5,000   $  24,849   $  29,849
Net loss                                  --       --    (861,916)   (861,916)
                                      ------   ------   ---------   ---------
Balance, December 31, 2003             5,100   $5,000   $(837,067)  $(832,067)
Net loss                                  --       --    (112,345)   (112,345)
                                      ------   ------   ---------   ---------
Balance, December 31, 2004             5,100   $5,000   $(949,412)  $(944,412)
Net income (unaudited)                    --       --     103,590     103,590
                                      ------   ------   ---------   ---------
Balance, March 31, 2005 (unaudited)    5,100   $5,000   $(845,822)  $(840,822)
                                      ======   ======   =========   =========

                 See accompanying notes to finanical statements

                                  JADEON, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                      THREE MONTHS ENDED           YEARS ENDED
                                                                          MARCH 31,                DECEMBER 31,
                                                                  -------------------------   ---------------------
                                                                      2005          2004         2004        2003
                                                                  -----------   -----------   ---------   ---------
                                                                  (unaudited)   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                               $ 103,590     $(150,527)   $(112,345)  $(861,916)
   Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
      Depreciation                                                    24,900        20,520       97,921      47,939
      Bad debt expense                                                    --            --           --          --
      Gain on disposition of assets                                   (6,859)           --           --          --
      Deferred income taxes                                               --            --           --          --
      Stock compensation expense                                          --            --           --          --
      Decrease (increase) in:
         Accounts receivable                                         372,326       488,447     (188,956)   (415,145)
         Inventories                                                (103,685)      (58,423)     (70,843)    (29,764)
         Prepaid and other assets                                    (14,520)       25,407       15,209     (15,769)
         Other assets                                                     --            --           --          --
      Increase (decrease) in:
         Accounts payable                                              5,457       (74,125)     (52,031)    504,375
         Accrued liabilities                                         (79,292)      (90,935)      65,095      22,257
         Deferred revenue                                             51,908       (24,171)     402,163     692,101
                                                                   ---------     ---------    ---------   ---------
            Net cash provided by (used in) operating activities      353,825       136,193      156,213     (55,922)
                                                                   ---------     ---------    ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment                             (23,295)      (11,122)     (27,559)   (193,369)
      Proceeds from disposal of property                               6,859            --           --          --
                                                                   ---------     ---------    ---------   ---------
            Net cash used in investing activities                    (16,436)      (11,122)     (27,559)   (193,369)
                                                                   ---------     ---------    ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net increase in line of credit                                      --            --           --          --
      Proceeds from long-term debt                                        --            --           --     200,000
      Payments of long-term debt                                    (178,639)       (6,611)     (26,961)    (13,628)
      Proceeds from issuance of common stock                              --            --           --          --
                                                                   ---------     ---------    ---------   ---------
            Net cash (used in) provided by financing activities     (178,639)       (6,611)     (26,961)    186,372
                                                                   ---------     ---------    ---------   ---------
            Net increase (decrease) in cash and cash equivalents     158,750       118,460      101,693     (62,919)
Cash and cash equivalents at beginning of year                       263,976       162,283      162,283     225,202
                                                                   ---------     ---------    ---------   ---------
Cash and cash equivalents at end of year                           $ 422,726     $ 280,743    $ 263,976   $ 162,283
                                                                   =========     =========    =========   =========

                 See accompanying notes to finanical statements

                                  JADEON, INC.
                            STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                       THREE MONTHS ENDED         YEARS ENDED
                                                           MARCH 31,              DECEMBER 31,
                                                   -------------------------   -----------------
                                                       2005          2004        2004      2003
                                                   -----------   -----------   -------   -------
                                                   (unaudited)   (unaudited)
Actual amounts of cash paid during the year for:
Interest                                              $4,103        $3,451     $18,272   $15,398
                                                      ======        ======     =======   =======
Income taxes                                          $   --        $   --     $    --   $    --
                                                      ======        ======     =======   =======

During the year ended December 31, 2003, the Company financed the purchase of $35,635 of property and equipment with long-term debt.

                 See accompanying notes to finanical statements

                                  JADEON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003
       (INFORMATION WITH RESPECT TO MARCH 31, 2005 AND TO THE THREE MONTHS
            ENDED MARCH 31, 2005 AND 2004 IS CONDENSED AND UNAUDITED)

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS

Jadeon, Inc. was incorporated in July 2001 in the State of Nevada. Jadeon, Inc. is referred to hereinafter as the "Company" or "Jadeon". The Company sells, installs and maintains point-of-sale computer systems in food service businesses throughout the United States. The systems consist of software applications and computer hardware systems developed by numerous vendors. In addition, the Company offers professional services focusing on technical implementation and process improvement, as well as hardware maintenance services and 24-hour help desk support.

UNAUDITED INFORMATION

The balance sheet as of March 31, 2005, and the statements of operations, stockholders' deficit, and cash flows for the three months ended March 31, 2005 and 2004, have been prepared by the Company without audit. In the opinion of management, all adjustments to the books and accounts (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in financial position of the Company as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 have been made.


Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted for the periods ended March 31, 2005 and 2004. The results of operations for the period ended March 31 2005, are not necessarily indicative of the results to be expected for the full year.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results could differ from those estimates and assumptions.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

Financial instruments, which potentially subject the Company to credit risk, consist principally of accounts receivable. The Company performs on-going credit evaluations of its customers and generally does not require collateral. The Company estimates the losses for uncollectible accounts based on the aging of the accounts receivable and the evaluation of the likelihood of success in collecting the receivable. The Company maintains adequate reserves for potential losses and such losses have been included in management's estimates.

                                  JADEON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

As of December 31, 2004 and 2003, approximately 20% and 18%, respectively, of the Company's accounts receivable was derived from one customer. During 2004 and 2003, approximately 20% and 18%, respectively, of the Company's revenues were derived from one customer. The loss of this customer could have a material adverse effect on the company's operations.

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

REVENUE RECOGNITION

The Company's revenue is generated primarily through software and system sales, support and maintenance.

The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an agreement exists; (2) delivery of the product has occurred; (3) the fee is fixed or determinable; (4) collectibility is reasonably assured; and (5) remaining obligations under the agreement are insignificant.

Under multiple element arrangements, where each element is separately stated, sold and priced, the Company allocates revenues to the various elements based on vendor-specific objective evidence ("VSOE") of fair value. The Company's VSOE of fair value is determined based on the price charged when the same element is sold separately.

If evidence of fair value does not exist for all elements in a multiple element arrangement, the Company recognizes revenue using the residual method. Under the residual method, a delivered element without VSOE of fair value is recognized as revenue if all undelivered elements have VSOE of fair value.

Revenue from Hardware and Software Sales

The Company sells both software licenses and hardware directly to end-users. Revenue from software licenses and system sales is generally recognized as products are shipped, provided that no significant vendor obligations remain and that the collection of the related receivable is probable.

Revenue from Services

The Company offers its customers post contract support in the form of maintenance and telephone support. Revenue from support and maintenance is recognized ratably over the term of the agreement. Also, revenue related to professional services not under contract performed by the Company is generally recognized on a time and materials basis as the services are performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                                  JADEON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

ACCOUNTS RECEIVABLE

Accounts receivable are recorded when revenue is recognized. Uncollectible accounts receivable are charged off when identified. Accounts receivable outstanding for more than 30 days are considered delinquent.

The Company maintains allowances for doubtful accounts for estimated losses that may result from the inability of customers to make required payments. Estimates are developed using standard quantitative measures based on customer payment practices and history, inquiries, credit reports from third parties and other financial information. If the financial condition of the Company's customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required.

INVENTORIES

Inventories consist of finished computer hardware and software media and are stated at the lower of cost (first-in, first-out method) or market. The physical condition (e.g., age and quality) of the inventories is also considered in establishing its valuation. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from expectations

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives of one to five years. Leasehold improvements are amortized over the terms of the respective leases, or useful lives of the improvements, whichever is shorter. Maintenance and repairs are charged to expense as incurred, and the costs of additions and improvements are capitalized. Any gain or loss from the retirement or sale of an asset is credited or charged to operations.

DEFERRED REVENUE

Deferred revenue represents amounts collected prior to complete performance of professional services and customer support services.

ADVERTISING

The Company advertises through trade shows and direct mailers. Advertising costs are expensed when incurred. Advertising expense was $31,609 and $35,042 during 2004 and 2003, respectively.

                                  JADEON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Income tax expense (benefit) is generally comprised of the tax payable (receivable) for the period and the change in deferred income tax assets and liabilities during the period.

The Company reviews its deferred tax assets whenever events or changes in circumstances indicate the carrying amount may not be realizable. When a portion of deferred tax assets is considered unrealizable, a valuation allowance is maintained for the unrealizable portion.

EARNINGS (LOSS) PER SHARE

The computation of basic earnings (loss) per common share is computed using the weighted average number of shares outstanding during each year. There were no common stock equivalents issued or outstanding during the years ended December 31, 2004 and 2003, and so diluted earnings (loss) per common share is equal to basic earnings (loss) per common share.

LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets and finite-lived identifiable intangibles not held for sale whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used or in its physical condition, (3) ongoing operating losses, or (4) an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of an asset.

The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds the fair value of the asset. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued FASB Statement No. 151, Inventory Costs - An amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"), which is effective for fiscal periods beginning after June 15, 2005 and must be applied prospectively. SFAS No. 151 requires that abnormal amounts of idle capacity, freight, handling costs and spoilage should be excluded from the cost of inventory and expensed as incurred. The Company does not anticipate that the adoption of this standard will have a material impact on the Company's financial position, results of operations, or cash flows.

                                  JADEON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of Emerging Issues Task Force ("EITF") Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the Securities and Exchange Commission's "Revenue Recognition in Financial Statements Frequently Asked Questions and Answer" issued with SAB 101 that had been codified in SEC Topic 13, "Revenue Recognition." The adoption of SAB No. 104 and EITF No. 00-21 had no material impact on the Company's financial statements.

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31:

                                                    2004       2003
                                                 ---------   --------
Computers, equipment, and software               $ 253,443   $228,399
Vehicles                                            26,020     26,020
Furniture and fixtures                              22,514     22,514
Leasehold improvements                               2,586         --
                                                 ---------   --------
                                                   304,563    276,933
Less accumulated depreciation and amortization    (148,244)   (50,252)
                                                 ---------   --------
                                                 $ 156,319   $226,681
                                                 =========   ========

Related depreciation and amortization expense for 2004 and 2003 was $97,921, and $47,939, respectively.

NOTE 3: ACCRUED LIABILITIES

Accrued liabilities consist of the following as of December 31:

                     2004       2003
                   --------   --------
Accrued payroll    $ 76,680   $ 10,834
Accrued vacation    114,470     80,675
Other                66,773    101,319
                   --------   --------
                   $257,923   $192,828
                   ========   ========

                                  JADEON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 4: LONG-TERM DEBT

Long-term debt consists of the following as of December 31:

                                                              2004       2003
                                                            --------   --------
Note payable to a bank in monthly installments of $2,323,
   bears interest at a rate of 7%, matures April 1, 2013,
   secured by assets of the Company and by assets of a
   stockholder of the Company                               $175,329   $191,463
Capital lease obligation                                      19,717     30,544
                                                            --------   --------
                                                             195,046    222,007
Less current portion                                         (27,908)   (25,738)
                                                            --------   --------
                                                            $167,138   $196,269
                                                            ========   ========

Future maturities of long-term debt are as follows:

December 31,    Amount
------------   --------
2005           $ 27,908
2006             25,219
2007             18,505
2008             19,819
2009             21,276
Thereafter       82,319
               --------
               $195,046
               ========

                                  JADEON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 4: LONG-TERM DEBT - CONTINUED

Capital Lease Obligation

The Company leases certain property and equipment under terms accounted for as a capital lease, which consist of the following as of December 31:

                                  2004       2003
                                --------   --------
Leased equipment                $ 83,901   $ 83,901
Less accumulated depreciation    (51,272)   (23,306)
                                --------   --------
                                $ 32,629   $ 60,595
                                ========   ========

Depreciation expense related to the capital leases for the years ended December 31, 2004 and 2003 was $27,966 and $23,306, respectively.

Future minimum lease payments of the capital lease are as follows:

DECEMBER 31,                                         AMOUNT
------------                                        -------
2005                                                $13,014
2006                                                  8,282
                                                     ------
   Total future minimum lease payments               21,296
Less amounts representing future interest expense    (1,579)
                                                    -------
   Present value of future minimum lease payments   $19,717
                                                    =======

NOTE 5: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) as of December 31, 2004 and 2003 are as follows:

                                        2004        2003
                                     ---------   ---------
Net operating loss carryforwards     $  79,185   $ 104,702
Reserve for inventory obsolescence     156,354     114,301
Allowance for doubtful accounts        103,270      92,604
Accrued vacation                        42,698      30,092
Valuation allowance                   (381,507)   (341,699)
                                     ---------   ---------
                                     $      --   $      --
                                     =========   =========

                                  JADEON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 5: INCOME TAXES - CONTINUED

The reconciliation of income tax computed at statutory rates to income tax expense is as follows:

                                            2004        2003
                                          --------   ---------
Income tax (provision) benefit computed
   at statutory rates                     $ 38,198   $ 293,052
State tax, net of federal benefit            3,707      28,443
Benefit of loss carryback                       --     (27,000)
Non-deductible expenses                     (2,097)         --
Change in valuation allowance              (39,808)   (294,495)
                                          --------   ---------
                                          $     --   $      --
                                          ========   =========

NOTE 6: 401(K) PROFIT SHARING PLAN

The Company has a 401(k) profit-sharing plan (the "Jadeon 401(k) Plan") available to all employees of the Company who have attained age 21. The 401(k) Plan includes a salary deferral arrangement pursuant to which employees may contribute up to 15% of their salary on a pretax basis. The Company may make both matching and additional contributions at the discretion of the Company's Board of Directors. The Company made no contributions during 2004 and 2003, respectively.

NOTE 7: COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space under operating lease agreements on a month-to-month basis and are cancelable with 90 days notice. Total rent expense under operating leases was approximately $219,629 and $163,013 for the years ended December 31, 2004 and 2003, respectively.

NOTE 8: SUBSEQUENT EVENTS (UNAUDITED)

On June 15, 2005, all of the issued and outstanding common stock of the Company was acquired by Vista.com, Inc. ("Vista").

The Company's only shareholder received 2,134,340 shares of Vista's common stock, an unsecured promissory note in the amount of $800,378, and cash in the amount of $68,513 for the purchase of all of the Company's common stock. The promissory note bears interest of 5 percent and is due in June 2015.